UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 16, 2012

OLD STONE CORPORATION

(Exact name of registrant as specified in its charter)

RHODE ISLAND

 (State or other jurisdiction of incorporation)

0-8016	05-0341273
(Commission file number)	(IRS Employer Identification Number)

One Financial Plaza, 24th Floor, Providence, RI 02903
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 401-921-1591

N/A

(Former name or former address, if changed since last report)

Item 1.03.	Bankruptcy or Receivership.

As previously disclosed in the Corporation’s Current Report on Form 8-K filed on June 6, 2012, Old Stone Corporation has joined with its largest stockholder, Manticore Properties, LLC, in filing a petition with the Rhode Island Superior Court (the “Court”) seeking dissolution of the Corporation and the appointment of a receiver to distribute its remaining assets to the holders of its outstanding Cumulative Voting Convertible Preferred Stock, Series B (the “Series B Preferred Stock”). On June 5, 2012, the Court appointed Allan M. Shine as temporary receiver.

At a hearing held on July 16, 2012, the Court ordered that Mr. Shine be named permanent receiver of the Corporation and of its assets, estate, effects, property and business. The Court ordered all creditors and common stockholders or other claimants to file a statement setting forth any claims on or before November 20, 2012. Any creditors who fail to file a proof of claim will be barred from receiving payment as a creditor of the Corporation. Any common stockholders who fail to file a proof of interest will receive no further notice of the receivership proceeding and any actions being taken therein. In accordance with the Court’s order, notice of the same will be published in certain newspapers of regional or national circulation and mailed to the holders of record of the Series B Preferred Stock. A copy of the notice is attached hereto as Exhibit 99 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Number	Description

99	Notice to Creditors, Common Stockholders and Other Parties in Interest of Bar Order and Deadline for Filing Proofs of Claim or Interests as Common Stockholders

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD STONE CORPORATION
Registrant

By:	/s/ John E. Bucci, Jr.
John E. Bucci, Jr.
President and Treasurer

Dated: July 18, 2012